                                                                         EX 10.9

                                                               EXECUTION VERSION

                               REDACTED - AS FILED

              [PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT
                    TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Brackets "[ ]" ARE USED TO INDICATE WHERE A PORTION OF THIS EXHIBIT HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. A COMPLETE COPY OF THIS EXHIBIT, CONTAINING ALL OF THE OMITTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH THE REQUEST FOR CONFIDENTIAL TREATMENT.

                                LICENSE AGREEMENT

         This License Agreement (this "Agreement") is entered into as of February 22, 2006 (the "Effective Date"), by and between Mott's LLP, a Delaware limited liability partnership ("Licensor"), and PacificHealth Laboratories, Inc., a Delaware corporation ("Licensee").

         WHEREAS, Licensor is the owner of certain patents, patent applications, trademarks, and technical information related to the research, development, testing, production, manufacture, marketing, sale and distribution of Licensed Products (as hereinafter defined);

         WHEREAS, Licensor acquired the right, title and interest to such patents, patent applications, trademarks, and technical information from Licensee, pursuant to that certain Asset Purchase Agreement, dated as of February 22, 2006, by and between Licensor and Licensee (the "Asset Purchase Agreement");

         WHEREAS, Licensee desires to acquire the right to use such patents, patent applications, trademarks, and technical information in research, development, testing, production, manufacture, marketing, sale and distribution of Licensed Products; and

         WHEREAS, Licensor desires to acquire the right to use the name "PacificHealth Laboratories" for certain purposes;

         NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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1. DEFINITIONS

As used herein, the following terms shall have the respective meanings ascribed to them below:

A. "Invention" or "Inventions" means the inventions disclosed in the Patents.

B. "Patent" or "Patents" means the U.S. patents and U.S. patent applications identified on the attached Schedule A, as well as any U.S. and foreign patents to be issued pursuant thereto, and all provisionals, continuations, continuations-in-part, reissues, substitutes, and extensions thereof.

C. "Technical Information" means know-how, trade secrets, and any unpublished development information, unpatented inventions, and proprietary technical data, which Licensor owns that directly relate to the Inventions, is reasonably necessary to practice the Inventions and which Licensor has the right to provide to Licensee as a result of the transactions contemplated by the Asset Purchase Agreement.

D. "Trademark" or "Trademarks" means the U.S. Trademark registrations identified on the attached Schedule B, all logo and design variations thereof, and any corresponding trademark registrations that are registered in jurisdictions outside the U.S.

E. "Licensed Intellectual Property" means the Inventions, Patents, Technical Information and Trademarks.

F. "Brand Names" shall have the meaning ascribed to such term in the Asset Purchase Agreement.

G. "Developed Products" shall have the meaning ascribed to such term in the Asset Purchase Agreement.

H. "Licensed Territory" means the geographical area set forth on Schedule C, as the same may be amended from time to time by mutual written agreement of the parties hereto.

I. "Licensed Products" means only the products in powder, gel or pill form (or such other forms as to which Buyer may consent in writing after the date hereof) that are being marketed and sold by Licensee under the Brand Names on the date of this Agreement and identified on Schedule D.

2. PATENT LICENSE

         Licensor hereby grants to Licensee and Licensee accepts, to the extent of the Licensed Territory, an exclusive, royalty-free license under the Patents to make, have made, and sell Licensed Products.

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3. TECHNICAL INFORMATION LICENSE; CONFIDENTIALITY

A. Licensor hereby grants to Licensee and Licensee accepts, to the extent of the Licensed Territory, an exclusive, royalty-free license to use the Technical Information to make, have made, and sell the Licensed Products.

B. Licensee acknowledges that in connection with this Agreement and the transactions contemplated by the Asset Purchase Agreement, Licensee has, or may from time to time obtain, access to the Acquired Intellectual Property (as defined in the Asset Purchase Agreement) and certain confidential or proprietary information of Licensor and its Affiliates, including information relating to the businesses, products, technology, services, customers, prospective customers, methods or tactics of Licensor or its Affiliates (any such confidential or proprietary information which is marked or identified, orally or in writing, as "confidential," "privileged" or "proprietary" or which could reasonably be understood to be confidential or proprietary as a result of the nature of the information or the manner or circumstances under which it is provided, being hereinafter referred to as "Confidential Information"). Licensee further acknowledges that the Confidential Information includes certain trade secrets and other Assets (as defined in the Asset Purchase Agreement) and agrees that any such trade secrets and other Assets shall remain the property of Licensor at all times during the term of this Agreement and after the expiration or termination hereof. Licensee shall not publish, disseminate, distribute, disclose, sell, assign, transfer, copy, commercially exploit, or otherwise make use of any Confidential Information to or for the use or benefit of Licensee or any other Person, except as specifically authorized under this Agreement or otherwise in writing by Licensor. In addition, Licensee shall employ safeguards and precautions to ensure that unauthorized access to the Confidential Information is not afforded to any Person, and such safeguards and precautions shall be at least equivalent to those which Licensee uses to protect its own similar information and in any event not less than reasonable under the circumstances. Upon any expiration or termination of this Agreement, or if Licensor so requests at any time, Licensee shall promptly return to Licensor all Confidential Information in Licensee's possession, without retaining any copies, extracts or other reproductions thereof. Notwithstanding the foregoing, nothing contained in this Section 4.B. shall prevent the disclosure by Licensee of Confidential Information (i) with the prior written consent of Licensor; (ii) which is generally available to the public at the time of the use or disclosure thereof (other than through (x) a breach by Licensee of any confidentiality obligations owed to Licensor, whether pursuant to or in connection with this Agreement or the Asset Purchase Agreement or otherwise, or (y) a breach by Portman of any of the terms of the Portman Consulting, License and Noncompetition Agreement); (ii) which is lawfully obtained by Licensee from a source other than Licensor, Portman or their respective Affiliates, directors, officers, employees, agents or other representatives (provided, that such source is not bound by a confidentiality agreement with Licensor or its Portman and is not otherwise under an obligation of secrecy or

REDACTED

         confidentiality to Licensor or Portman); (iii) which is required to be disclosed by applicable legal process (provided, that Licensee complies fully with the provisions of Section 4.C.); or (iv) to subcontractors and agents of Licensee who have a need to know the Confidential Information in connection with the development or manufacturing of the Licensed Products in accordance with this Agreement, provided that such subcontractors and agents are subject to a written confidentiality agreement with Licensee covering such Confidential Information including terms at least as restrictive as the confidentiality terms of this Agreement. Any combination of Confidential Information shall not be considered public merely because individual elements thereof are in the public domain, unless the combinations and its principles are in the public domain. Licensee shall not disclose the existence of this Agreement or any terms of this Agreement to third parties without the prior written consent of Licensor, unless, and only to the extent that, such disclosure is required by law.

C. If Licensee is requested (whether by oral questions, interrogatory, request for documents, subpoena, civil investigative demand or other legal process) to disclose any part of the Confidential Information, Licensee shall (i) give prompt written notice to Licensor of the existence of, and the circumstances attendant to, such request, (ii) consult with Licensor as to the advisability of taking legally available steps to resist or narrow any such request or otherwise to eliminate the need for such disclosure, and (iii) if disclosure is required, cooperate with Licensor in obtaining a protective order or other reliable assurance in form and substance satisfactory to Licensor that confidential treatment will be accorded to such portion of the Confidential Information as is required to be disclosed.

4. TRADEMARK LICENSE

A. Licensor hereby grants to Licensee and Licensee accepts, to the extent of the Licensed Territory, an exclusive, royalty-free, license to use the Trademarks solely in connection with the marketing and sale of the Licensed Products.

B. So long as Licensor is actively using the name "PacificHealth Laboratories" pursuant to the license granted in Section 5 and the license granted in Section 4.A. above remains in effect, Licensor shall maintain a link on its product website to the page on Licensee's website that provides for electronic commerce transactions in the Licensed Products; provided, that Licensee shall be fully responsible for the management and effectiveness of Licensee's website and all transactions conducted thereon.

5. LICENSE TO USE NAME OF LICENSEE

         Licensee hereby grants to Licensor and Licensor accepts a non-exclusive, worldwide, royalty-free license to use the name "PacificHealth Laboratories" and all derivatives thereof in the packaging, marketing and sale of the Developed Products or as otherwise reasonably related thereto. Licensee will have the right to pre-approve all uses of Licensee's name, which approval will not be unreasonably withheld. Any materials submitted to Licensee for approval of the use of its name will be deemed to have been approved if the same is not expressly disapproved in writing by Licensee within five business days after receipt by Licensee. From time to time Licensor may request that Licensee provide approval of the use of Licensee's name on an expedited basis and Licensee will use reasonable efforts to comply with such expedited requests. Subject to Section 9.E, but notwithstanding any other provision of this Agreement, the term of the license granted in this Section 5 shall commence on the Effective Date and shall continue in full force and effect until the scheduled expiration of the last term (whether the Initial Term or any renewal term) of this Agreement. For avoidance of doubt, such term shall not terminate upon any early termination of this Agreement by Licensor pursuant to Section 9 but instead shall continue through the scheduled end of the then-current term as though such early termination had not occurred.

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6. RESERVATION OF RIGHTS; SUBLICENSING; EXCLUSIVITY

A. Nothing in this Agreement shall be deemed to limit Licensor's ability to use or otherwise exploit the Licensed Intellectual Property other than with respect to the Licensed Products in the Licensed Territory.

B. Licensee shall not grant any sublicenses hereunder without the prior written consent of Licensor.

C. If consent is given for Licensee to grant any sublicense hereunder, for any such sublicense to be valid, all obligations of Licensee under this Agreement shall extend to and bind such sublicensee, such sublicense shall be documented in writing and such sublicensee shall be required to provide to Licensor written confirmation of acceptance of such obligations. Licensee's obligations hereunder shall not be eliminated or diminished in any manner as a result of any such sublicense.

D. If this Agreement is terminated for any reason, any and all sublicenses granted by Licensee also shall be terminated automatically.

7. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS

A. Licensee shall use the Trademarks only in connection with the marketing and sale of Licensed Products, in the manner and style used on the date of this Agreement or such manner and style as shall have the prior written approval of Licensor, which approval shall not be unreasonably withheld or delayed, and in connection with such legends, markings and legal notices as are required by trademark law.

B. Licensee shall label and package the Licensed Products using labels and packaging consistent with specifications approved by Licensor. Licensor hereby approves Licensee's continued use after the Effective Date of Licensee's current labels and packaging that are in stock or in process; [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*. Licensee shall be responsible for obtaining labeling bearing approved artwork and packaging in conformance with approved specifications. Licensee shall be responsible for and incur all expenses related to any and all changes, modifications or revisions to labels and packaging as may be required by Licensor from time to time. Such changes, modifications and revisions shall be fully implemented by Licensee within 30 days to the extent the change involves a legal or regulatory issue, unless a legal or regulating agency allows for additional time and in no event beyond the time granted by such agency, and within 120 days (or such other reasonable period of time mutually agreed by the parties to allow for the use of then existing labeling and packaging in stock or in process) of written notice to Licensee by Licensor requiring such change, modification or revision, where a legal or regulatory issue is not involved.

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C.       The products of Licensee in connection with which the Trademarks are used shall be of a level of quality that is consistent with (i) the quality of products of Licensee on the date of this Agreement, or (ii) Licensor's reasonable standards and specifications, as the same may be communicated from Licensor to Licensee from time to time with reasonable notice, and as may be modified by Licensor and communicated to Licensee. The products of Licensee in connection with which the Trademarks are used shall comply at all times with such standards of quality. Licensee shall comply with any and all specifications for the Licensed Products as approved by Licensor and shall never use ingredients or manufacturing processes that in any way violate or fail to meet applicable U.S. or foreign laws, rules and regulations.

D. Licensor shall not use the Patents, Trademarks, or Technical Information in any manner that conflicts with or results in a violation or breach of any provision of the Asset Purchase Agreement (including without limitation Section 5.9 thereof).

E. In the manufacturing, packaging, distributing and selling of Licensed Products, Licensee shall comply with all applicable laws, regulations and ordinances pertaining to the operation of its plants and all specifications developed by Licensee and approved by Licensor (which approval shall not be unreasonably withheld) and will maintain such plant(s) at all times in a clean, wholesome and sanitary condition consistent with the provisions contained in the Good Manufacturing Practices Regulations of the Food and Drug Administration as set forth in 21 Code of Federal Regulations and other applicable regulations as from time to time modified. Licensor shall have the right to request, review and approve, upon reasonable notice, the specifications used by Licensee, and approval thereof shall not be unreasonably withheld by Licensor.

F. Within seven business days after receiving written notice from Licensor, Licensee shall provide to Licensor samples of all Licensed Products being sold by Licensee. With at least two business days prior notice, (i) Licensor's representatives shall be permitted to enter and inspect, at reasonable times during business hours and Licensee's plants and warehouses where Licensed Products are being manufactured, packaged or stored and (ii) Licensee shall arrange for Licensor to have access to the premises and management of any third party engaged or involved in the manufacture or distribution of Licensed Products on behalf of Licensee, to ensure compliance with the requirements of this Agreement. Notwithstanding the foregoing, Licensor may inspect Licensee's facilities without notice in the event of a potential recall or other emergency.

G. Licensee covenants, warrants and guarantees that none of the Licensed Products will be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act of June 25, 1938, as amended (the "FD&C Act") or within the meaning of any state or other food and drug law, or similar laws of any applicable jurisdiction, or will be rendered un-saleable as a consumer food in the course of retail trade by actions within the control of Licensee, and that the Licensed Products will not be produced or shipped in violation of the FD&C Act or other health laws or similar laws of any applicable jurisdiction.

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H.       If Licensee learns that it has manufactured, has in its possession or control, and/or has shipped or sold Licensed Products which: (1) do not conform in quality to the Licensed Products specimens previously approved by Licensor; (2) are adulterated within the meaning of the FD&C Act; or similar laws of any applicable jurisdiction; (3) are un-saleable as a consumer food in the course of retail trade; (4) do not conform with Licensor's specifications; and/or (5) are misbranded within the meaning of the FD&C Act, or similar laws of any applicable jurisdiction (in any such case, a "Sub-Standard Product"), then Licensee shall notify Licensor of such fact promptly and in writing. Upon notice to Licensor from Licensee, or upon notice given by Licensor to Licensee of the existence of such Sub-Standard Products, Licensee will promptly take whatever the appropriate actions are reasonably determined by Licensor to be necessary to correct this situation. If requested by Licensor, Licensee shall, solely at Licensee's expense, promptly retrieve to Licensee's warehouse or plant all such Sub-Standard Products and comply with instructions from Licensor as to the handling of such Products. Licensee shall comply with all of Licensor's commercially reasonable recall procedures and policies in effect from time to time.

I. Any Licensed Products which fail in any respect to conform with Licensor's standards of quality, instructions or other specifications shall be the sole liability and responsibility of Licensee.

J. Licensee shall notify Licensor as soon as possible upon the inspection by an inspection agency or other legal authority of any of Licensee's facilities which manufacture, store or distribute the Licensed Products and shall provide Licensor with all copies of any inspection reports or other documentation and materials issued by an inspection agency or authority.

K. Licensee shall promptly and appropriately respond to all customers, consumer or other complaints relating to the Licensed Products. Within 24 hours after learning of any incident involving physical injury or illness to a consumer caused by a Licensed Product, Licensee shall furnish Licensor with a copy of the complaint or report and Licensee's response thereto. Licensee will record all other customer and consumer complaints, and Licensee will upon Licensor's request furnish Licensor with a complete report regarding such other complaints not more than monthly during the term of this Agreement.

8. DISCLAIMERS, INDEMNITY AND INSURANCE

A. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY LICENSOR OF THE ACCURACY, SAFETY, OR USEFULNESS FOR ANY PURPOSE, OF ANY TECHNICAL INFORMATION, TECHNIQUES, OR PRACTICES AT ANY TIME MADE AVAILABLE BY LICENSOR.

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B.       NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS (I) A
         WARRANTY OR REPRESENTATION BY LICENSOR AS TO THE VALIDITY OR SCOPE OF THE PATENTS, TRADEMARKS AND/OR TECHNICAL INFORMATION; OR (II) A WARRANTY OR REPRESENTATION THAT USING THE PATENTS, TRADEMARKS AND/OR TECHNICAL INFORMATION AS PERMITTED UNDER THIS AGREEMENT WILL NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

C. EXCEPT AS PROVIDED IN SECTION 8.G., LICENSOR SHALL NOT BE LIABLE TO LICENSEE IN CONTRACT, FOR NEGLIGENCE, IN TORT OR OTHERWISE FOR ANY LOSS OR DAMAGE SUFFERED BY LICENSEE AS A RESULT OF OR IN CONNECTION WITH LICENSEE'S EXERCISE OF THE RIGHTS GRANTED TO IT HEREUNDER.

D. LICENSOR SHALL NOT BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON LICENSEE OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (I) THE PRODUCTION, USE, OR SALE OF ANY APPARATUS OR PRODUCT, OR THE PRACTICE OR USE OF THE LICENSED INTELLECTUAL PROPERTY BY LICENSEE; (II) THE USE BY LICENSEE OF ANY LICENSED INTELLECTUAL PROPERTY, TECHNIQUES, OR PRACTICES DISCLOSED BY LICENSOR; OR (III) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING OTHER THAN THOSE REQUIRED OR SUPPLIED BY LICENSOR.

E. Licensee shall indemnify and hold harmless Licensor, its Affiliates (as defined in the Asset Purchase Agreement) and any of their officers, directors, agents, servants and employees ("Indemnified Parties") from and against any liability, claim, administrative action, cause of action, suit, damages, and expenses (including reasonable attorneys' fees and costs) which any such Indemnified Parties may suffer or incur as a result of, arising out of, or otherwise in connection with Licensee's exercise of the rights granted to it under this Agreement, including but not limited to any damages for personal injuries, death or property damage, which:

         (1) result from adulteration or misbranding (within the meaning of the FD&C Act, or within the meaning of any state or other food and drug law or similar applicable foreign law) of any Licensed Products, due in whole or part to the negligence of Licensee; or

         (2) result from, or are in any way related to, the preparation, manufacture, packaging, labeling, storage, warehousing, distribution or sale of the Licensed Products manufactured and sold under the license granted to Licensee herein or the conduct of the business of the Licensee; or

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         (3)  result from the un-salability of the Licensed Products as consumer food in the course of retail trade, due in whole or part to the negligence of Licensee; or

         (4) result from any disputes with the trade resulting from Licensee's dealing or relations therewith; or

         (5) result from any advertising, promotion, labeling or other actions or inactions by Licensee in furtherance of its rights under the Agreement except to the extent such advertising, promotion or labeling was required, supplied and implemented by Licensor or such other actions or inactions were made or taken solely at the express direction of Licensor (and not merely approved by Licensor); or

         (6) result from Licensee's failure to comply with the specifications, ingredient procedures, good manufacturing processes and related laws, failure to pass an inspection, or otherwise comply with any reasonable processes, policies or procedures provided by Licensor; or

         (7) are due to Licensee's breach of any warranty, covenant or agreement of Licensee contained herein; or

         (8) result from any consumer's use or possession of the Licensed Products to the extent related in whole or in part to the negligence of Licensee; or

         (9) result from a recall or retrieval caused by Licensee's acts or omissions or failure to comply with the terms of the Agreement; or

         (10) result from Licensee's negligence, gross negligence, or commission of any intentional torts which emanate from actions or inactions by Licensee in furtherance of its rights and/or obligations under the Agreement; or

         (11) result from any product liability or similar claim based on or relating to the Licensed Products.

         The obligations contained in this Section 8E shall survive the expiration or termination of this Agreement.

F. Licensee agrees to carry general commercial liability insurance (including product liability and contractual liability) with a minimum limit of liability of at least $5,000,000 per occurrence and Licensor shall be named as an additional insured party therein. Such insurance may be obtained in conjunction with a policy of product liability insurance that covers goods other than the products, and shall provide for at least 30 days' prior written notice to Licensor of the cancellation or substantial modification thereof. Said insurance shall be obtained from an insurer with an A.M. Best rating of at least A+. Licensee shall deliver to Licensor a certificate evidencing the existence of such insurance policies within ten days of the execution of this Agreement by Licensee. Licensee agrees and covenants to maintain such insurance in full force and effect from the effective date of this license until six months after the eventual termination of this Agreement.

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G.       Licensor shall indemnify and hold harmless Licensee, its Affiliates (as defined in the Asset Purchase Agreement) and any of their officers, directors, agents, servants and employees ("Licensee Indemnified Parties") from and against any liability, claim, administrative action, cause of action, suit, damages, and expenses (including reasonable attorneys' fees and costs) arising from claims by third parties which any such Licensee Indemnified Parties may suffer or incur which:

         (1) are due to Licensor's breach of any warranty, covenant or agreement of Licensor contained herein; or

         (2) are due to Licensor's use of the name PacificHealth Laboratories or any derivative thereof; or

         (3) directly result from any act or omission made or taken by Licensee solely at the express direction of Licensor in connection with Licensee's activities under this Agreement (excluding acts or omissions of Licensee that are merely subject to approval of Licensor hereunder) and not otherwise required to comply with applicable laws and regulations, industry standards or common practices.

9. TERM AND TERMINATION

A. Unless sooner terminated in accordance with the other provisions of this Agreement, this Agreement (including the licenses granted in Sections 2, 3 and 4) shall continue in force for an initial term (the "Initial Term") that begins on the Effective Date and continues through and including [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*, and thereafter will renew automatically for successive additional [ONE-YEAR]* renewal terms in accordance with Section 9.B. unless and until either (i) the applicable Renewal Criteria specified in Section 9.B. for a year are not satisfied (in which case this Agreement (including the licenses granted in Sections 2, 3 and 4) shall expire) or (ii) Licensee terminates this Agreement as of the end of the then-current term by giving Licensor a notice in writing at least 90 days prior to the end of the then-current initial or renewal term.

B. For purposes of Section 9.A., applicable "Renewal Criteria" shall mean the then-applicable Base Sales Renewal Criteria or Reset Base Sales Renewal Criteria, and the term of this Agreement will renew or expire, in accordance with the following:

         (1)  [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*

         (2)  [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*

C. Either party shall have the right to terminate this Agreement by giving written notice thereof if the other party fails to observe the terms, covenants, and conditions hereof in any material respect, and fails to cure such defaults (and the effects thereof) within 30 days after such party has been given written notice thereof. Such termination shall take effect upon expiration of such 30-day period. The notice of termination shall specify the breach alleged to have occurred.

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D.       Unless sooner terminated in accordance with the other provisions of this Agreement, Licensor shall have the right to terminate this Agreement as follows:

         (1)  upon 30 days written notice by Licensor if:

              (i.) in 2006 (A) Licensee's aggregate annual sales for its powder and gel Licensed Products are less [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* and (B) Licensor has expended (in cash, cash equivalents or advertising equivalents) an aggregate of at least [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*for such calendar year (or prorated for any partial calendar year) to support the Brand Names; or

              (ii.) in any calendar year after 2006 during the Initial Term (A)
                    Licensee's aggregate annual sales for its powder and gel Licensed Products are less than 105% of its annual sales for such product lines in the immediately preceding calendar year and (B) Licensor has expended (in cash, cash equivalents or advertising equivalents) an aggregate of at least [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* for such calendar year (or prorated for any partial calendar year) to support the Brand Names;

         (2) upon 30 days written notice by Licensor if prior to the second anniversary of the Product Launch Date (as defined in the Asset Purchase Agreement) Portman shall cease (other than as the result of his death or disability which renders him unable to perform substantial functions of his position) to act on behalf of Seller on a full time basis, in either an employee or independent contractor capacity or to have made other arrangements reasonably satisfactory to Licensor to continue activities relevant to the Licensed Products;

         (3) upon 30 days written notice by Licensor if Licensee breaches any of the covenants or agreements in the Asset Purchase Agreement (including any of the covenants contained in Article V thereof) and such breach could materially and adversely affect Licensee's rights in the Assets (as defined in the Asset Purchase Agreement) or the value or reasonably expected benefit to Licensor of the Assets, and Licensee fails, within such 30 days, to cure such breach and the effect thereof;

         (4) upon 30 days written notice by Licensor, if (i) Portman breaches any of the covenants in the Portman Consulting, License and Noncompetition Agreement (as defined in the Asset Purchase Agreement) that address restrictions on competition, non-disparagement or confidentiality, or materially breaches his service obligations thereunder considered in the aggregate, (ii) Portman fails, within 30 days after notice to Portman and Seller, to cure such breach and the effect thereof and (iii) Portman admits such fault or is finally determined through the mediation and arbitration provisions of such agreement to have so breached such covenants or obligations and failed to have timely cured such breach and the effect thereof;

REDACTED

         (5) upon 30 days written notice by Licensor, if Licensee or Portman takes any action that has a detrimental effect on the Brand Names or the Acquired Intellectual Property (as defined in the Asset Purchase Agreement), and Licensee or Portman (as applicable) fails, within 30 days after receiving written notice from Licensor, to cure such breach and the effect thereof and such breach could materially and adversely affect Licensee's rights in the Assets (as defined in the Asset Purchase Agreement) or the value or reasonably expected benefit to Licensor of the Assets;

         (6) immediately upon written notice by Licensor, if any of the facilities manufacturing the Licensed Products fail any health or quality inspection of a third party agency, and Licensee fails, within 20 days after such inspection, to cure such breach and any effect thereof;

         (7) immediately if Licensee files or institutes proceedings for any type of bankruptcy (whether voluntarily or involuntarily), becomes insolvent, makes an assignment for the benefit of creditors or commences or becomes subject to any similar action or proceeding; or

         (8) upon a Change in Control (as defined in the Asset Purchase Agreement) of Licensee, but only if Licensor determines, in its reasonable discretion, that Licensee's successor, transferee or new controlling person could be detrimental to the value or usefulness of the Assets acquired by Licensor pursuant to the Asset Purchase Agreement or the business of Licensor in any respect, whether because Licensee's successor, transferee or new controlling person is a current or potential competitor of Licensor, questions or concerns regarding the financial status or operational capabilities of such Person, or other reasonable and articulated reasons. In the event that any such Change in Control is proposed, Licensee shall notify Licensor in writing not later than [[REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*. Licensor shall have [30]* days to determine whether to consent to such Change in Control. If Licensor does not notify Licensor of its objection to the Change in Control for the reasons allowed above during such [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* day period, Licensor shall be deemed to have waived its right to object to the Change in Control. If Licensor does timely object on such basis, and such Change in Control occurs, then this Agreement shall terminate and be of no further force or effect.

E. Upon any termination as described in this Section 9, Licensee shall lose all rights to the Licensed Intellectual Property granted hereunder and any sublicenses granted by Licensee shall also be terminated automatically. Unless this Agreement is terminated by Licensee pursuant to Section 9.C., the license granted to Licensor in Section 5 will not terminate upon any termination of this Agreement but instead will continue in full force and effect until the expiration of the Initial Term or the then-current renewal term of this Agreement (as though such early termination had not occurred).

F. Upon any event that gives rise to Licensor's right to terminate this Agreement pursuant to this Section 9, Licensor may, in its sole discretion and in lieu of terminating this Agreement, by giving 30 days written notice to Licensee, cause the licenses granted in Sections 2, 3 and 4 to cease to be exclusive to Licensee, in which case each such license shall become and thereafter be non-exclusive.

REDACTED

G. After expiration of the term of this Agreement (without renewal), or the termination of this Agreement pursuant to Section 9.D.(1), Licensee may sell on a non-exclusive basis those Licensed Products that are on hand or in process of manufacture at the time such expiration or termination is effective, for a period of [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*after the expiration or termination; provided, however, that all Licensed Products and the sale of Licensed Products during such "sell-off" period shall be subject to all applicable provisions of this Agreement.

10. LITIGATION

A. Licensee shall promptly notify Licensor in writing of any suspected infringement(s) of the Patents in the Licensed Territory by any third party, and shall inform Licensor of, and provide to Licensor any evidence of such infringement(s).

B. Licensor shall have the sole right, at Licensor's sole discretion, to institute suit for infringement(s) of the Patents or Trademarks, or the disclosure or misappropriation of the Technical Information. Any amounts recovered pursuant to such infringement suit shall be retained by and be the sole property of Licensor, unless Licensor determines, in its sole discretion, that a significant portion of such recovery is based upon damages suffered by Licensee with respect to the Licensed Intellectual Property, in which case any amounts recovered pursuant to such suit shall be first applied to the cost of the suit and the remainder shall be equitably allocated between Licensor and Licensee based on the relative damages suffered by the parties. If Licensor determines not to institute suit for any such infringement, disclosure or misappropriation that relates to the Licensed Products, Licensee may request in writing the right to institute such suit and Licensor, in its sole discretion, may grant Licensee consent to do so, in which case, unless otherwise agreed, any amounts recovered pursuant to such suit would be first applied to the cost of the suit and the remainder shall (i) be retained by and be the sole property of Licensee if the infringement relates solely to a product competitive with the Licensed Products in the Licensed Territory or (ii) otherwise, shall be equitably allocated between Licensor and Licensee based on the relative damages suffered by the parties.

11. PATENTS AND TRADEMARKS

A. Licensor shall have the sole right to file, prosecute, and maintain all of the Patents covering the Inventions, and shall have the right to determine whether or not, and where, to file a patent application, to abandon the prosecution of any patent or patent application, or to discontinue the maintenance of any patent or patent applications.

REDACTED

B. In the event that Licensee develops or acquires Intellectual Property Rights (as defined in the Asset Purchase Agreement) that are Enhancements (as defined in the Asset Purchase Agreement) to the Acquired Intellectual Property (as defined in the Asset Purchase Agreement), Licensee agrees to promptly disclose and irrevocably assign, and hereby does irrevocably assign, to Licensor such Enhancements, at no cost to Licensor, provided that Licensee shall retain a license under the terms of this Agreement to such Enhancements. Licensee agrees further to execute any and all powers of attorney, applications, assignments, declarations, affidavits and any other papers in connection therewith, which Licensor deems necessary to perfect the right, title and interest of such Enhancements in Licensor. Licensor shall have the sole right to file, register, prosecute and maintain all patents, patent applications, trademarks and/or trademark applications related to such Enhancements, and shall have the right to determine whether or not, and where, to file such patent or trademark applications, to abandon the prosecution of any patent or trademark application, or to discontinue the maintenance of any such patents, patent applications, trademarks and/or trademark applications. In the event Licensor develops or acquires Intellectual Property Rights that are improvements to the Licensed Intellectual Property ("Improvements"), Licensor agrees to promptly disclose such Improvements to Licensee and such Improvements shall be deemed within the license granted to Licensee in this Agreement.

C. Licensor shall have the sole right to file, prosecute, protect, maintain and enforce all Trademarks, and shall have the sole right to determine whether or not, and where to file any trademark application, to abandon the prosecution of any trademark or trademark application, or to discontinue the maintenance of any trademark or trademark application.

D. Licensee shall not acquire and shall not claim any ownership of the Licensed Intellectual Property, and shall not initiate any action that destroys, damages or impairs in any way the ownership or rights of Licensor in the Licensed Intellectual Property. All goodwill from the use of the Trademarks by Licensee pursuant to this Agreement shall inure to the benefit of Licensor. Should use of the Trademarks in any jurisdiction vest title thereto in Licensee, then Licensee agrees to assign and hereby assigns, such title and/or rights to Licensor. Licensee shall not take any action, or assist any third party in taking any action, to invalidate, challenge, or otherwise oppose the licensed Intellectual Property.

12. MARKING

         Licensee shall mark in accordance with 35 USC 287 (in a conspicuous location) any product(s) made, offered for sale or sold, that embody any of the inventions claimed in the Patents. Licensee shall comply with all patent marking guidelines that may be provided and/or modified by Licensor from time to time during the term of this Agreement. Licensee shall provide to Licensor, upon the request of Licensor, documents and information sufficient to confirm that the marking requirement set forth herein has been complied with by Licensee.

13. EXPORTATION OF TECHNICAL INFORMATION; COMPLIANCE WITH LAW

         Licensee agrees not to export from the United States, directly or indirectly, any Technical Information (or the direct product thereof) furnished to Licensee either directly or indirectly by Licensor, except to the extent and to the countries permitted by the laws of the United States. Licensee shall comply with all applicable laws in connection with its activities under the license granted to Licensee pursuant to this Agreement.

REDACTED

14. EXPENSES

         Each party shall pay its own expenses and costs relating to the negotiation, execution and performance of this Agreement.

15. NOTICES

         Any notices or other communications required or permitted hereunder shall be given in accordance with the terms of the Asset Purchase Agreement.

16. ASSIGNMENT

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, but except as expressly herein provided, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other party; provided, however, that Licensor may assign this Agreement and any or all of its rights, interests or obligations hereunder to any subsidiary or Affiliate (as defined in the Asset Purchase Agreement) of Licensor or to any assignee of all or any substantial portion of the Acquired Intellectual Property (as defined in the Asset Purchase Agreement) without the consent of Licensee; provided, however, that Licensor may not assign its rights under Section 5 hereof to any Person other than a subsidiary or Affiliate of Licensor without the consent of Licensee, which consent shall not be unreasonably withheld. Any such assignee of Licensor shall agree in writing to be bound by all of the terms and conditions of this Agreement, whereupon Licensor shall be immediately and fully released from all obligations under this Agreement. If Licensee desires to transfer this Agreement, or its rights, interests or obligations hereunder, Licensor may grant or withhold such consent, in its sole discretion, including if Licensor determines that the transfer by Licensee to such transferee could be detrimental to the value or usefulness of the Assets acquired by Licensor pursuant to the Asset Purchase Agreement or the business of Licensor in any respect, because the proposed transferee is a current or potential competitor of Licensor, due to questions or concerns regarding the financial status or operational capabilities of such proposed transferee, or otherwise.

17. COMPLETE AGREEMENT

         This Agreement, together with the Asset Purchase Agreement and the agreements between the parties executed and delivered pursuant to the Asset Purchase Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or therein.

REDACTED

18. GOVERNING LAW

         This Agreement and all matters relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the choice of law principles thereof.

19. CURE OF INVALID PROVISIONS

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; provided, however, that if such illegal, invalid or unenforceable provision may be made legal, valid and enforceable by limitation thereof, then the provision shall be revised and reformed to make it legal, valid and enforceable to the maximum extent permitted by law.

20. AMENDMENT; WAIVERS

         The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

21. SPECIFIC PERFORMANCE

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, the parties agree that each of them shall be entitled to seek injunctive relief to prevent breaches of the terms of this Agreement and to seek specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

22. FORCE MAJEURE

         Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including: acts of God; the intervention of any governmental authority; strikes or the concerted acts of workers; fires; floods; explosions; riots; wars; rebellion; and sabotage. Any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence; provided, that if any such delaying cause shall continue for more than 60 calendar days, the party injured by the inability of the other to perform shall have the right, upon written notice, to terminate this Agreement.

REDACTED

23. INTERPRETATION

         The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, extend or otherwise affect the meaning of any of the provisions hereof. The words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

24. COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature page follows]

REDACTED





         IN WITNESS WHEREOF, the parties have executed this agreement as of the date first set forth above.


                                      LICENSOR:

                                      MOTT'S LLP



                                      By:______________________________________
                                      Name:
                                      Title:




                                      LICENSEE:

                                      PACIFICHEALTH LABORATORIES, INC.



                                      By:______________________________________
                                      Name:
                                      Title:

REDACTED

                                   SCHEDULE A

                                     PATENTS

Patent/
Application No.             Title                                                      Status
---------------             -----                                                      ------
UNITED STATES:
---------------------------------------------------------------------------------------------------------------
US 5,585,101                Method to Improve Performance During Exercise Using the    Issued December 17,
                            Ciwuji Plant                                               1996.
--------------------------- ---------------------------------------------------------- ------------------------
US 6,051,236                Composition for Optimizing Muscle Performance During       Issued April 18, 2000.
                            Exercise
--------------------------- ---------------------------------------------------------- ------------------------
US 6,989,171                Sports Drink Composition for Enhancing Glucose Uptake      Issued January 24,
                            and Extending Endurance During Physical Exercise           2006.
--------------------------- ---------------------------------------------------------- ------------------------
USSN 09/824,357             Sports Drink Composition for Enhancing Glucose Uptake      Abandoned.
                            and Extending Endurance During Physical Exercise
--------------------------- ---------------------------------------------------------- ------------------------
[REDACTED - CONFIDENTIAL    [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*             Pending - Filed
TREATMENT REQUESTED]*                                                                  January 20, 2006.
--------------------------- ---------------------------------------------------------- ------------------------
[REDACTED - CONFIDENTIAL    [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*             Pending - Filed
TREATMENT REQUESTED]*                                                                  January 23, 2006.
---------------------------------------------------------------------------------------------------------------

FOREIGN (NON-U.S.):
---------------------------------------------------------------------------------------------------------------
[[REDACTED - CONFIDENTIAL   [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*             Pending.
TREATMENT REQUESTED]*
--------------------------- ---------------------------------------------------------- ------------------------
2000 AU 0016200             Composition for Optimizing Muscle Performance During       Abandoned.
                            Exercise
--------------------------- ---------------------------------------------------------- ------------------------
[REDACTED - CONFIDENTIAL    [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*             Pending.
TREATMENT REQUESTED]*
--------------------------- ---------------------------------------------------------- ------------------------
2001 ZA 0004738             Composition for Optimizing Muscle Performance During       Granted 2001/4728.
                            Exercise
--------------------------- ---------------------------------------------------------- ------------------------
[REDACTED - CONFIDENTIAL    [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*             Pending.
TREATMENT REQUESTED]*
--------------------------- ---------------------------------------------------------- ------------------------
CA 2240677                  Method to Improve Performance During Exercise Using the    Abandoned.
                            Ciwujia Plant
--------------------------- ---------------------------------------------------------- ------------------------
1997 AU 0014214             Method to Improve Performance During Exercise Using the    Abandoned.
                            Ciwujia Plant
--------------------------- ---------------------------------------------------------- ------------------------
1996 EP 0944396             Method to Improve Performance During Exercise Using the    Abandoned.
                            Ciwujia Plant
--------------------------- ---------------------------------------------------------- ------------------------
1997 JP 0522942             Method to Improve Performance During Exercise Using the    Abandoned.
                            Ciwujia Plant
---------------------------------------------------------------------------------------------------------------

REDACTED

                                  SCHEDULE B

                                   TRADEMARKS


Application/
Registration No.    Trademark                                        Status
----------------    ---------                                        ------

FEDERAL:
   76-537986        (DESIGN ONLY)                                    Registered
   76-537987        ACCELERADE (and Design)                          Registered
   76-537988        ARE YOU ACCELERADED?                             Registered
   76-564326        ACCEL GEL (Stylized)                             Registered
   76-337391        POWERING MUSCLES                                 Registered
   76-096182        ACCELERADE                                       Registered
   75-614117        OPTIMUM RECOVERY RATIO                           Registered
   75-614119        (DESIGN ONLY)                                    Registered
   75-560480        R4 (Stylized)                                    Registered
   75-027605        ENDUROX                                          Registered
   75-214632        ENDUROX PROHEART                                 Abandoned
   75-179076        ENDUROX EXCEL                                    Abandoned
   75-179075        ENDUROX ACTIVE                                   Abandoned

INTERNATIONAL:
   1,122,170        ACCELERADE (CANADA)                              Registered
   TMA 497,754      ENDUROX (CANADA)                                 Registered
   3071855          ACCELERADE (CHINA)                               Registered
   2001-104987      ACCELERADE (JAPAN)                               Registered
   4167993          ENDUROX (JAPAN)                                  Registered
   18874/2001       ACCELERADE (HONG KONG)                           Registered
   01-100,249       ACCELERADE (COLOMBIA)                            Registered
   10.1-023         ACCELERADE (VENEZUELA)                           Registered
   T01/18001E       ACCELERADE (SINGAPORE)                           Registered
   002459956        ACCELERADE (EUROPE)                              Registered
   2,359,000        ACCELERADE (ARGENTINA)                           Registered
   894943           ACCELERADE (AUSTRALIA)                           Registered
   823.933.032      ACCELERADE (BRAZIL)                              Registered
   90048699         ACCELERADE (TAIWAN)                              Registered
   538,408          ENDUROX (MEXICO)                                 Registered
   425231           ENDUROX (EUROPE)                                 Registered
   739007           ACCELERADE (MEXICO)                              Registered

REDACTED


                                   SCHEDULE C

                               LICENSED TERRITORY



                 [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*

REDACTED

                                   SCHEDULE D

                                LICENSED PRODUCTS



EnduroxR4, FP, 14 servs,
EnduroxR4, FP, 28 servs,
EnduroxR4, TO, 14 servs,
EnduroxR4, TO, 28 servs,
EnduroxR4, LL, 14 servs,
EnduroxR4, LL, 28 servs,
EnduroxR4, CH, 14 servs,
EnduroxR4, CH, 28 servs,
EnduroxR4, VN, 14 servs,
EnduroxR4, VN, 28 servs,
EnduroxR4 Single Serve 175pc. LL
EnduroxR4 Single Serve 100pc. FP
EnduroxR4 Single Serve 100pc. TO
Endurox Excel 36pc MC
Accel Gel, SK, 24-ct
Accel Gel, MIX, 6-ct
Accel Gel, MIX, 24-ct
Accel Gel, CH, 24-ct
Accel Gel, VN, 24-ct
Accelerade, TO, 12 servs
Accelerade, TO, 28 servs
Accelerade, TO, 56 servs
Accelerade, LL, 12 servs
Accelerade, LL, 28 servs
Accelerade, LL, 56 servs
Accelerade, FP, 12 servs
Accelerade, FP, 28 servs
Accelerade, FP, 56 servs
Accelerade, BR, 12 servs
Accelerade, BR, 28 servs
Accelerade, BR, 56 servs
Accelerade Single Serve Packets-TO
Accelerade Single Serve Packets-LL
Accelerade Single Serve Packets-FP

"Licensed Products" shall also include any flavor, size or similar variations of the foregoing products that are sold in powder, gel or pill form and are approved by Licensor, which approval will not be unreasonably withheld (it being understood that Licensor's granting or witholding approval based on Licensor's strategy concerns will be deemed reasonable for this purpose).